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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of BFC Financial Corporation (the “Company”) held on December 13, 2012, the Company’s shareholders approved an amendment of the Company’s 2005 Stock Incentive Plan (the “Plan”) to increase the number of shares of the Company’s Class A Common Stock available for grant under the Plan from 6,000,000 shares to 9,500,000 shares. The amendment was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non- Votes
230,936,043	12,708,180	181,910	0

Detailed information regarding the amendment of the Plan and related information required pursuant to applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) is set forth on pages 28 through 32 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on November 21, 2012 (the “Proxy Statement”), the full text of the Plan, as amended, is attached as Appendix A to the Proxy Statement, and each of such information and the full text of the Plan, as amended, is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The information set forth in Item 5.02 above regarding shareholder approval of the amendment of the Plan is incorporated into this Item 5.07 by reference. At the Annual Meeting, the Company’s shareholders also approved the election of eleven directors to the Company’s Board of Directors, in each case to serve for a term expiring at the Company’s 2013 Annual Meeting of Shareholders. The eleven director nominees were elected by the following votes:

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
Alan B. Levan	232,517,618	11,308,515	0
John E. Abdo	233,837,225	9,988,908	0
D. Keith Cobb	233,694,759	10,131,374	0
Darwin Dornbush	233,786,916	10,039,217	0
Oscar Holzmann	233,876,908	9,949,225	0
Jarett S. Levan	233,835,421	9,990,712	0
Alan J. Levy	233,862,987	9,963,146	0
Joel Levy	233,868,462	9,957,671	0
William Nicholson	233,696,139	10,129,994	0
Neil Sterling	233,695,970	10,130,163	0
Seth M. Wise	233,844,036	9,982,097	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: December 19, 2012	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer